Exhibit 10.1

THE MILLS CORPORATION

AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

TABLE OF CONTENTS

1.	PURPOSE
2.	DEFINITIONS
	2.1.	“Affiliate
	2.2.	“Annual Incentive Award
	2.3.	“Award
	2.4.	“Award Agreement
	2.5.	“Board
	2.6.	“Cause
	2.7.	“Change in Control
	2.8.	“Code
	2.9.	“Committee
	2.10.	“Company
	2.11.	“Conversion Multiple
	2.12.	“Covered Employee
	2.13.	“Disability
	2.14.	“Dividend Equivalent Right
	2.15.	“Effective Date
	2.16.	“Exchange Act
	2.17.	“Fair Market Value
	2.18.	“Family Member
	2.19.	“Grant Date
	2.20.	“Grantee
	2.21.	“Incentive Stock Option
	2.22.	“Limited Partnership
	2.23.	“Limited Partnership Agreement
	2.24.	“Non-qualified Stock Option
	2.25.	“Option
	2.26.	“Option Price
	2.27.	“Outside Director
	2.28.	“Partnership Unit
	2.29.	“Performance Award
	2.30.	“Performance-Based Compensation
	2.31.	“Plan
	2.32.	“Profits Interest
	2.33.	“Purchase Price
	2.34.	“Restricted Stock
	2.35.	“SAR Exercise Price
	2.36.	“Section 162(m)
	2.37.	“Securities Act
	2.38.	“Service
	2.39.	“Service Provider
	2.40.	“Stock
	2.41.	“Stock Appreciation Right

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	2.42.	“Stock Unit
	2.43.	“Subsidiary
	2.44.	“Termination Date
	2.45.	“Ten Percent Stockholder
	2.46.	“Unrestricted Stock
3.	ADMINISTRATION OF THE PLAN
	3.1.	Board
	3.2.	Committee
	3.3.	Terms of Awards
	3.4.	Book-Entry
	3.5.	Deferral Arrangement
	3.6.	No Liability
	3.7.	Issuance of Units - Options
	3.8.	Issuance of Partnership Units — Restricted Stock or Unrestricted Stock
	3.9.	Issuance of Partnership Units — Other Awards
	3.10.	Form of Payment For Options, Restricted Stock and Other Awards
4.	STOCK AND PARTNERSHIP UNITS SUBJECT TO THE PLAN
5.	EFFECTIVE DATE, DURATION AND AMENDMENTS
	5.1.	Effective Date
	5.2.	Term
	5.3.	Amendment and Termination of the Plan and Outstanding Awards
6.	AWARD ELIGIBILITY AND LIMITATIONS
	6.1.	Service Providers and Other Persons
	6.2.	Successive Awards
	6.3.	Limitation on Shares of Stock Subject to Awards and Cash Awards
	6.4.	Limitations on Incentive Stock Options
	6.5.	Stand-Alone, Additional, Tandem, and Substitute Awards
7.	AWARD AGREEMENT
8.	OPTIONS
	8.1.	Option Price
	8.2.	Vesting
	8.3.	Term
	8.4.	Termination of Service
	8.5.	Limitations on Exercise of Option
	8.6.	Method of Exercise
	8.7.	Rights of Holders of Options
	8.8.	Delivery of Stock Certificates
	8.9.	Transferability of Options
	8.10.	Family Transfers
9.	STOCK APPRECIATION RIGHTS
	9.1.	Right to Payment
	9.2.	Other Terms
10.	RESTRICTED STOCK AND STOCK UNITS
	10.1.	Grant of Restricted Stock or Stock Units
	10.2.	Restrictions
	10.3.	Restricted Stock Certificates

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	10.4.	Rights of Holders of Restricted Stock
	10.5.	Rights of Holders of Stock Units
	10.6.	Termination of Service
	10.7.	Purchase of Restricted Stock
	10.8.	Delivery of Stock
11.	PARTNERSHIP UNITS; PROFITS INTERESTS
	11.1.	Grant of Partnership Units and Profits Interests
	11.2.	Restrictions
	11.3.	Rights of Holders of Partnership Units and Profits Interests
	11.4.	Termination of Service
12.	UNRESTRICTED STOCK AWARDS
13.	DIVIDEND EQUIVALENT RIGHTS
	13.1.	Dividend Equivalent Rights
	13.2.	Termination of Service
14.	PERFORMANCE AND ANNUAL INCENTIVE AWARDS
	14.1.	Awards Subject to Performance Conditions
	14.2.	Performance or Annual Incentive Awards Granted to Designated Covered Employees
	14.3.	Performance Goals Generally
	14.4.	Business Criteria
	14.5.	Timing For Establishing Performance Goals; Award Pools; Form of Settlement of Awards
	14.6.	Written Determinations
	14.7.	Status of Awards Under Section 162(m)
15.	PARACHUTE LIMITATIONS
16.	REQUIREMENTS OF LAW
	16.1.	General
	16.2.	Rule 16b-3
17.	EFFECT OF CHANGES IN CAPITALIZATION; CHANGE IN CONTROL
	17.1.	Changes in Capitalization
	17.2.	Change in Control
	17.3.	No Limitations on Company
18.	GENERAL PROVISIONS
	18.1.	Disclaimer of Rights
	18.2.	Nonexclusivity of the Plan
	18.3.	Withholding Taxes
	18.4.	Captions
	18.5.	Other Provisions
	18.6.	Number and Gender
	18.7.	Severability
	18.8.	Governing Law

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THE MILLS CORPORATION

AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

The Mills Corporation (the “Company”) sets forth herein the terms of its Amended and Restated 2004 Stock Incentive Plan (the “Plan”), as follows:

1.             PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.  To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights, partnership units, profits interests, other equity-based awards, award based on the profits or performance of the Limited Partnership (as defined below) and cash awards.  Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof.  Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.             DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1.       “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2.       “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the fiscal year, unless otherwise specified by the Committee).

2.3.       “Award” means a grant under the Plan of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, Partnership Unit, Profit Interest, cash award, any other equity-based award or any award based on the attainment of performance goals (as described in Section 14), as the Board determines to facilitate the intended purpose of the Plan.

2.4.       “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5.       “Board” means the Board of Directors of the Company.

2.6.       “Cause” with respect to any Grantee has the meaning set forth in the Award Agreement between the Company and the Grantee, or if no such meaning is set forth in the Award Agreement, means, (a) Grantee commits an act of fraud or embezzlement with respect to the Company or any of its Affiliates, (b) Grantee is convicted of, or enters a plea of guilty or nolo contendere to, any felony, (c) Grantee commits any act of dishonesty, breach of fiduciary duty or misconduct (whether in connection with Grantee’s responsibilities as an employee or otherwise) that, in the Committee’s reasonable judgment, either (i) materially impairs the Company’s business, goodwill or reputation or (ii) materially compromises Grantee’s ability to perform Grantee’s job duties or represent the Company with the public, (d) Grantee fails to substantially perform any of his or her duties (other than any such failure resulting from a material breach by the Company of an employment agreement, if any, between Grantee and the Company or the disability of Grantee), which failure continues for more than 30 days after written notice by the Company or any Affiliate, (e) such carelessness, lack of judgment, ineffectiveness or inefficiency in performance by Grantee of his or her duties that Executive is determined by the Executive Compensation Committee to be unfit to continue in service; or (f) Grantee materially violates any confidentiality or non-competition obligation owing to the Company or any Affiliate (including any such obligations contained in an employment agreement, if any, between Grantee and the Company).

2.7.       “Change in Control” with respect to any Grantee has the meaning set forth in the Award Agreement between the Company and the Grantee, or if no such meaning is set forth in the Award Agreement, means the first day on which any one or more of the following conditions shall have been satisfied:

(a)           The acquisition of beneficial ownership, as such term is defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in a single transaction or series of related transactions (by tender offer or otherwise), of more than fifty percent (50%) of the voting securities of the Company by a single person or entity (other than the Company) or “group” within the meaning of Section 13(d)(3) of the Exchange Act, whether through the acquisition of previously issued and outstanding voting securities, or of voting securities that have not been previously issued, or any combination thereof; or

(b)           There shall be consummated any consolidation, merger, business combination or reorganization involving the Company or the securities of the Company in which holders of voting securities of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Company (or, if the Company does not survive such transaction, voting securities of the corporation surviving such transaction) having less than fifty percent (50%) of the total voting power in an election of directors of the Company (or such other surviving corporation);

(c)           The individuals who constituted the Company’s Board of Directors as of the effective date of the Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority of the directors of the Company; provided, however, that individuals whose election, or whose nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the persons then comprising the Incumbent Board shall be considered, for purposes of this Agreement, members of the Incumbent Board; and provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “election contest” (as described in Rule 14a-11 promulgated under the Exchange Act) (an “Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Company’s Board of Directors (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(d)           There shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company (on a consolidated basis) to a party that is not a direct or indirect wholly owned subsidiary of the Company, including, without limitation, any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (on a consolidated basis) that includes the assets of the Limited Partnership; or

(e)           The Company (or its successor) no longer serves as the sole general partner of the Limited Partnership other than as a result of (i) the merger of the Limited Partnership with the Company or a subsidiary of the Company, (ii) the redemption of all limited partnership interests in the Limited Partnership by the Limited Partnership or the purchase of all such limited partnership interests by the Company, or (iii) the liquidation, dissolution or winding up of the Limited Partnership.

Notwithstanding the forgoing, a Change of Control shall be deemed not to have occurred with respect to a Grantee (i) if the Grantee is an officer, director, employee, agent, finder, consultant, partner, investor, creditor or principal, or acts in any other individual or representative capacity whatsoever, with an entity that acquires an interest in the Company in a transaction that otherwise would constitute a Change in Control and, pursuant to written or unwritten agreement or understanding with such entity entered into prior to and in contemplation of such transaction, such Grantee receives or has the right to receive a material economic benefit as a result of or in connection with such transaction (other than compensation granted or awarded to such Grantee by the Company in the ordinary course of business consistent with past practice or solely as a result of his or her then-current ownership interest in the Company), or (ii) if any of the foregoing transactions occurs with any employee benefit plan of the Company or with any trustee or fiduciary or committee of any employee benefit plan of the Company, any affiliate of the Company, any direct or indirect wholly owned subsidiary of the Company, or any entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company prior to the event that would otherwise constitute a Change in Control.  For purposes of this definition, a “material economic benefit” shall mean any compensation, payment, beneficial ownership interest in the Company or another entity that is party to any of the foregoing transactions, or other economic benefit (other than compensation granted or awarded to such Grantee by the Company in the ordinary course of business consistent with past practice or solely as a result of his or her then-current ownership interest in the Company) that has a value equal to or greater than forty percent (40%) of Grantee’s Base Salary in effect as of the effective date of the Change in Control.

2.8.       “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9.       “Committee” means a committee of the Board, designated from time to time by resolution of the Board, in accordance with Section 3.2.

2.10.     “Company” means The Mills Corporation, a Delaware corporation.

2.11.     “Conversion Multiple” shall have the meaning set forth in Article II of the Limited Partnership Agreement.

2.12.     “Covered Employee” means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

2.13.     “Disability” with respect to any Grantee, means the Grantee has been unable, or the Committee has reasonably determined, upon receipt of and in reliance upon independent competent medical advice, that the Grantee is unlikely to be able, notwithstanding such reasonable accommodations as may be required by law, to perform each of the essential functions of such Grantee’s position by reason of a medically determinable physical or mental impairment that is potentially permanent in character or that can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14.     “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.15.     “Effective Date” means April 22, 2004, the date the Plan was approved by the Board.

2.16.     “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17.     “Fair Market Value” means the value of a share of Stock, determined as follows:  if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The NASDAQ Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported.  If the

Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

2.18.     “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

2.19.     “Grant Date” means, as determined by the Board, the date as of which the Board approves an Award, or such other date as may be specified by the Board.

2.20.     “Grantee” means a person who receives or holds an Award under the Plan.

2.21.     “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22.     “Limited Partnership” means The Mills Limited Partnership, a Delaware limited partnership.

2.23.     “Limited Partnership Agreement” means the Limited Partnership’s Amended and Restated Limited Partnership Agreement dated April 21, 1994, as amended or as amended and restated from time to time.

2.24.     “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.25.     “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.26.     “Option Price” means the exercise price for each share of Stock subject to an Option.

2.27.     “Outside Director” means a member of the Board who is not an officer or employee of the Company, and who, in the case of awards intended to qualify as Performance-Based Compensation, satisfies the requirements for treatment as an outside director under the provisions of Section 162(m).

2.28.     “Partnership Unit” means a “Partnership Unit” as that term is defined in the Limited Partnership Agreement.  Partnership Units may be granted in accordance with Section 11 of the Plan.

2.29.     “Performance Award” means a long-term incentive award made subject to the attainment of performance goals (as described in Section 14) over a performance period exceeding one year but not more than three (3) years.

2.30.     “Performance-Based Compensation” means an Award that is intended to qualify as “other performance-based compensation” for purposes of Section 162(m)(4)(C) of the Code.

2.31.     “Plan” means this The Mills Corporation 2004 Stock Incentive Plan.

2.32.     “Profits Interest” means a profits interest in the Limited Partnership.

2.33.     “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.34.     “Restricted Stock” means shares of Stock awarded to a Grantee pursuant to Section 10.

2.35.     “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9.

2.36.     “Section 162(m)” means Code Section 162(m) and related regulations, as amended from time to time.

2.37.     “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.38.     “Service” means service as a Service Provider to the Company or an Affiliate.  Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.  Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.39.     “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.40.     “Stock” means the common stock, par value $0.01 per share, of the Company.

2.41.     “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9.

2.42.     “Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock awarded to a Grantee pursuant to Section 10.

2.43.     “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.44.     “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3.

2.45.     “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries.  In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.46.     “Unrestricted Stock” means an Award to a Grantee pursuant to Section 12.

3.             ADMINISTRATION OF THE PLAN

3.1.       Board

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law.  The Board shall have full power and authority to take all actions, to adopt operating guidelines for the administration of Awards granted under the Plan from time to time, and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement.  All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and bylaws and applicable law.  The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.  Notwithstanding any other provision of the Plan, the Board shall not take any action or make any Awards hereunder that could cause the Company to fail to qualify as a real estate investment trust for Federal income tax purposes.

3.2.       Committee

The Board from time to time may delegate to the Committee any or all of its powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and 3.3 herein and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and bylaws of the Company and applicable law.

(a)           Except as provided in Subsection (b), the Executive Compensation Committee of the Board shall be appointed as the Committee with the full powers and authorities of the Board under the Plan.  Except as the Board may otherwise determine, the Committee shall not include any director who is not an Outside Director.

(b)           The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee.  Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.  To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3.       Terms of Awards

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(a)           designate Grantees;

(b)           determine the type or types of Awards to be made to a Grantee;

(c)           determine the number of shares of Stock, Partnership Units or other value to be subject to an Award;

(d)           establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options).  For example, the Board may provide in an Award Agreement for (i) accelerated vesting of an Option or other Award in the event the Grantee’s Service terminates on account of death, Disability or another event, (ii) expiration of the Award prior to its term in the event of the termination of the Grantee’s Service or (iii) immediate forfeiture of the Award in the event the Grantee’s Service is terminated for Cause;

(e)           prescribe the form of each Award Agreement evidencing an Award; and

(f)            amend, modify, or supplement the terms of any outstanding Award.  Such authority specifically includes the authority, to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

As a condition to any subsequent Award, the Board shall have the right, at its discretion, to require Grantees to return to the Company Awards previously made under the Plan.  Subject to the terms and conditions of the Plan, any such new Award shall be upon such terms and conditions as are specified by the Board at the time the new Award is made.  The Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the

Company or an Affiliate.  The Board may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee.  Furthermore, the Board may retain the right in an Award Agreement to annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.  The grant of any Award may be contingent upon the Grantee executing the appropriate Award Agreement.

The Board may not, without approval of the Company’s stockholders, make an amendment or modification to an outstanding Option or SAR that reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower exercise price.

The Board shall have the right and may delegate to a committee, as it may appoint, such right to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which the Board or such committee deems necessary or advisable to comply with any government laws or regulatory requirements of any country, including but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to the Plan.

3.4.       Book-Entry

Notwithstanding any other provision of the Plan to the contrary, the Board may elect to cause the Company to satisfy any requirement under the Plan for the delivery of stock certificates through the use of book-entry.

3.5.       Deferral Arrangement

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.  The Board may, but is not obligated to, cause the Company to contribute the shares that would otherwise be issuable pursuant to an Award to a rabbi trust.  Shares issued to a rabbi trust pursuant to this Section 3.5 may ultimately be issued to the Grantee in accordance with the terms of the deferred compensation plan or the Award Agreement.

3.6.       No Liability

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.7.       Issuance of Units - Options

(a)           Issuance of Partnership Units and Capital Account Adjustments.  Upon the exercise of an Option, the Limited Partnership shall issue to the Company a number of Partnership Units equal to (i) the number of shares issued to the Grantee, divided by (ii) the Conversion Multiple.  The Company’s Limited Partnership capital account in the Limited Partnership shall be credited with an amount equal to the Fair Market Value of the number of shares issued upon the exercise of an Option.

(b)           Cash Contributions by the Company.  Upon the exercise of an Option, the Company shall contribute to the Limited Partnership an amount of cash equal to the aggregate Option Price paid by the Grantee for the shares issued upon exercise, regardless of whether the Grantee pays the Option Price in cash, shares or a combination thereof; provided, that to the extent the Option Price is paid with a promissory note of the Grantee in accordance with the Plan, the amount of cash contributed to the Limited Partnership pursuant to this Subsection shall be contributed to the Limited Partnership only upon receipt by the Company of any installment and interest due under such promissory note and shall be limited to the amount of such installment and interest and provided that, if the Grantee pays with shares, the Company shall have the right to cancel the shares received, in which event Partnership Units held by the Company in an amount equal to the shares canceled multiplied by the Conversion Multiple shall be canceled by the Limited Partnership.  The Company’s contribution of cash to the Limited Partnership pursuant to the preceding sentence shall not be treated as a contribution to capital and the Company’s capital account in the Limited Partnership shall not be credited with the amount of cash so contributed.

(c)           Fractional Share Cash Reimbursements by the Limited Partnership and Treatment Thereof.  The Limited Partnership shall reimburse the Company for any cash paid with respect to a fractional Share upon the surrender of an Option in accordance with the Plan.  Such reimbursement shall be treated as the reimbursement of an expense incurred by the Company on behalf of the Limited Partnership, shall not be treated as a distribution by the Limited Partnership to the Company and shall not reduce the Company’s Limited Partnership capital account.

3.8.       Issuance of Partnership Units – Restricted Stock or Unrestricted Stock

Upon the grant of Restricted Stock and Unrestricted Stock, the Limited Partnership shall issue to the Company a corresponding number of Partnership Units, equal to (a) the number of shares awarded to the Grantee pursuant to the corresponding Award, divided by (b) the Conversion Multiple, that are subject to the same restrictions or conditions as those applicable to the corresponding Award.  Upon the lapse of restrictions or payment (as applicable) of the Award, the restrictions applicable to the corresponding restricted Partnership Units referred to in this Section 3.8 also shall lapse.  The Company’s capital account in the Limited Partnership shall be adjusted, as appropriate, to reflect the issuance of shares of Stock, and such capital account also shall be adjusted, as appropriate, in the event that the shares of Stock subject to the Award are forfeited or the restrictions thereon lapse.

3.9.       Issuance of Partnership Units – Other Awards

Upon the payment of Stock Units, SARs payable in Stock or Awards other than Options payable in Stock, the Limited Partnership shall issue to the Company a corresponding number of Partnership Units, equal to (a) the number of shares awarded to the Grantee pursuant to the corresponding Award, divided by (b) the Conversion Multiple, that are subject to the same restrictions or conditions as those applicable to the corresponding Award.  The Company’s capital account in the Limited Partnership shall be adjusted, as appropriate, to reflect the issuance of shares of Stock.

3.10.     Form of Payment For Options, Restricted Stock and Other Awards

(a)           General Rule.  Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

(b)           Surrender of Stock.  To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock or other Awards may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

(c)           Cashless Exercise.  With respect to an Option only (and not with respect to Restricted Stock), to the extent the Award Agreement so provides and to the extent permitted by law, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

(d)           Other Forms of Payment.  To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock or other Awards may be made in any other form that is consistent with applicable laws, regulations and rules.

4.             STOCK AND PARTNERSHIP UNITS SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17, the number of shares of Stock available for issuance under the Plan shall be six million (6,000,000).  Notwithstanding the preceding sentence and subject to adjustment as provided in Section 17, the aggregate number of shares of Stock and Partnership Units that cumulatively may be available for issuance pursuant to Awards other than Awards of Options or SARs shall not exceed one million eight hundred thousand (1,800,000).  Grants made in the form of Partnership Units will reduce the 1,800,000 limit on a one for one basis.  Stock issued or to be issued under the Plan shall be authorized but unissued shares or issued shares that have been reacquired by the Company.  If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder.  The number of shares of Stock reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

5.             EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.       Effective Date

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date.  Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date.  If the stockholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

5.2.       Term

The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.

5.3.       Amendment and Termination of the Plan and Outstanding Awards

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan for any reason it deems necessary, appropriate or desirable.  Any amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements.  No Awards shall be made after termination of the Plan.  The Board may amend the terms of any outstanding Award, prospectively or retroactively.  No amendment, suspension, or termination of the Plan or any outstanding Award shall, without the consent of the Grantee, materially impair the rights or obligations under any outstanding Award.

6.             AWARD ELIGIBILITY AND LIMITATIONS

6.1.       Service Providers and Other Persons

Subject to this Section 6, Awards may be made under the Plan to: (a) any Service Provider, (b) any non-employee director, provided that an Award to any director who is serving as an Outside Director may only be made for services as a director, and (c) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2.       Successive Awards

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.       Limitation on Shares of Stock Subject to Awards and Cash Awards

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act,

(a)           the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 is five hundred thousand (500,000) per calendar year;

(b)           the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 is two hundred thousand (200,000) per calendar year;

(c)           the maximum number of Partnership Units that may be awarded under the Plan to any person eligible for an Award under Section 6 is two hundred thousand (200,000) per calendar year; and

(d)           the maximum amount that may be paid as an Annual Incentive Award or other cash Award with respect to any calendar year to any one Grantee shall be $2,000,000 and the maximum amount that may be paid as a Performance Award or other cash Award in respect of a performance period to any one Grantee shall be $4,000,000.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17.

6.4.       Limitations on Incentive Stock Options

An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (b) to the extent specifically provided in the related Award Agreement; and (c) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000.  This limitation shall be applied by taking Options into account in the order in which they were granted.

6.5.       Stand-Alone, Additional, Tandem, and Substitute Awards

Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate.  Such additional, tandem, and substitute or exchange Awards may be granted at any time.  If an Award is granted in substitution or exchange for another Award, the Board shall require the surrender of, or waiver of the right to receive, such other Award in consideration for the grant of the new Award.  In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of the Award as determined by the Board is equivalent in value to the cash compensation surrendered.

7.             AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine.  Award Agreements entered into from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.

8.             OPTIONS

The Board is authorized to grant Options on the following terms and conditions:

8.1.       Option Price

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option.  The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date.  In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.       Vesting

Subject to Sections 8.3 and 17.2, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement.  For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3.       Term

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4.       Termination of Service

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service.  Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.       Limitations on Exercise of Option

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 that results in termination of the Option.

8.6.       Method of Exercise

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company.  Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus if applicable, any withholding taxes described in Section 18.3.

8.7.       Rights of Holders of Options

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him or her.  Except as provided in Section 17, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.       Delivery of Stock Certificates

Unless delivery of Stock certificates is satisfied by book entry as set forth in Section 3.4 and subject to Section 16, promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9.       Transferability of Options

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option.  Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.     Family Transfers

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option that is not an Incentive Stock Option to any Family Member.  For the purpose of this Section 8.10, a “not for value” transfer is a transfer that is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights; or (c) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity.  Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution.  The extent of any right to exercise following termination of Service of the original Grantee established in accordance with Section 8.4 shall continue to apply following any transfer, and the Option shall be exercisable by the transferee only to the extent, and for the periods specified with respect to the original Grantee.

9.             Stock Appreciation Rights

The Board is authorized to grant Stock Appreciation Rights (“SARs”) on the following terms and conditions:

9.1.       Right to Payment

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one share of Stock on the date of exercise over (b) the grant price of the SAR as determined by the Board, for each share of Stock underlying such SAR (the “SAR Exercise Price”).  Upon exercise, SARs may be settled in cash or Stock, as determined by the Board.  The Award Agreement for a SAR shall specify the SAR Exercise Price, which may be fixed at the Fair Market Value of a share of Stock on the date of grant or may vary in accordance with a predetermined formula while the SAR is outstanding.  A SAR granted in tandem with an outstanding Option following the Grant Date of such Option may have a SAR Exercise Price that is equal to the Option Price, even if such SAR Exercise Price is less than the Fair Market Value of a share of Stock on the grant date of the SAR.

9.2.       Other Terms

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

10.           RESTRICTED STOCK AND STOCK UNITS

10.1.     Grant of Restricted Stock or Stock Units

The Board is authorized to grant Restricted Stock or Stock Units, subject to such restrictions, conditions and other terms, if any, as the Board may determine.  Awards of Restricted Stock may be made for no consideration (other than par value of the shares which may be deemed paid by Services already rendered).

10.2.     Restrictions

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) during which sale or other transfer of such Restricted Stock or Stock Units will be restricted.  Each Award of Restricted Stock or Stock Units may be subject to a different restricted period.  The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.  Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

10.3.     Restricted Stock Certificates

Subject to the provisions of Section 3.4 and Section 16, the Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date.  The Board may provide in an Award Agreement that either (a)  the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse or (b)  such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4.     Rights of Holders of Restricted Stock

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have no right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock.  The Board may provide in the Award Agreement that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock.  All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5.     Rights of Holders of Stock Units

(a)           Voting and Dividend Rights.  Unless the Board otherwise provides in an Award Agreement, holders of Stock Units shall have no rights as stockholders of the Company.  The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock.  Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

(b)           Creditor’s Rights.  A holder of Stock Units shall have no rights other than those of a general creditor of the Company.  Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.     Termination of Service

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.  Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

10.7.     Purchase of Restricted Stock

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (a) the aggregate par value of the shares of Stock represented by such Restricted Stock or (b) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock.  The Purchase Price shall be payable in a form described in Section 3.10 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

10.8.     Delivery of Stock

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement and subject to the provisions of Section 3.4 and Section 16, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.           PARTNERSHIP UNITS; PROFITS INTERESTS

11.1.     Grant of Partnership Units and Profits Interests

The Board is authorized to grant Partnership Units and Profits Interests, subject to such restrictions, conditions and other terms, if any, as the Board may determine.  Awards of Partnership Units and Profits Interests may be made for no consideration.  Partnership Units may relate to capital or profits interests in the Limited Partnership.

11.2.     Restrictions

At the time a grant of Partnership Units or Profits Interests is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) during which such Partnership Units or Profits Interests shall be subject to restrictions.  Each Award of Partnership Units and Profits Interests may be subject to a different restricted period.  The Board may, in its sole discretion, at the time a grant of Partnership Units or Profits Interests is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or partnership objectives or individual performance objectives, which may be applicable to all or any portion of the Partnership Units or Profits Interests in accordance with Section 14.  Partnership Units and Profits Interests may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Partnership Units or Profits Interests.

11.3.     Rights of Holders of Partnership Units and Profits Interests

Unless the Board otherwise provides in an Award Agreement, holders of Partnership Units and Profits Interests shall have the right to receive any distributions declared or paid with respect to such units or interests.  The Board may provide in the Award Agreement that holders of Partnership Units and Profits Interests shall have the right to vote such units or interests.  The Board may provide in the Award Agreement that any distributions paid on Partnership Units or Profits Interests must be reinvested in Partnership Units or Profits Interests, which may or may not be subject to the same vesting conditions and restrictions applicable to such Partnership Units and Profits Interests.  All distributions, if any, received by a Grantee with respect to restricted Partnership Units and Profits Interests as a result of any stock split, stock dividend or distribution, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

11.4.     Termination of Service

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Award to such Grantee covering Partnership Units and Profits Interests that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately lapse and be forfeited.  Upon forfeiture of any such Partnership Units or Profits Interests, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Partnership Units or Profits Interests or any right to receive distributions with respect to such Awards.

12.           UNRESTRICTED STOCK AWARDS

The Board is authorized to grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award pursuant to which the Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan.  Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

13.           DIVIDEND EQUIVALENT RIGHTS

13.1.     Dividend Equivalent Rights

The Board may from time to time grant Dividend Equivalent Rights, subject to such restrictions, conditions and other terms, if any, as the Board may determine.  A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient.  A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award or as a freestanding award.  The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional dividend equivalents.  Any such reinvestment shall be at Fair Market Value on the date of reinvestment.  Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all as determined in the sole discretion of the Board.  A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award.  A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

13.2.     Termination of Service

Except as may otherwise be provided by the Board, either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.           PERFORMANCE AND ANNUAL INCENTIVE AWARDS

14.1.     Awards Subject to Performance Conditions

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to the attainment of such performance conditions as may be specified by the Board.  The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited hereunder in the case of a Performance Award or Annual Incentive Award intended to qualify as Performance-Based Compensation.  If and to the extent required under Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify as Performance-Based Compensation shall be exercised by the Committee and not the Board.

14.2.     Performance or Annual Incentive Awards Granted to Designated Covered Employees

If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as Performance-Based Compensation,” the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of performance goals and business criteria and other terms established in accordance with the provisions of Sections 14.3 through 14.7 relating to Awards that are intended to qualify as Performance-Based Compensation.

14.3.     Performance Goals Generally

The performance goals for such Performance Awards or Annual Incentive Awards shall be set by reference to the achievement of one or more business criteria and a targeted level or levels of performance with respect to one or more of such criteria, as specified by the Committee, in its sole discretion.  Performance goals may be used to measure the performance of (i) the Company, a Subsidiary, and/or Affiliate as a whole, (ii) any business unit of the Company, a Subsidiary, and/or Affiliate or (iii) any combination thereof.  Performance goals may be used to measure the performance of any one or more of the foregoing by comparison with the performance of one or more comparison companies or business units, or published or special index that the Committee, in its sole discretion, deems appropriate.  In the case of Awards intended to qualify as Performance-Based Compensation, performance goals shall be objective and shall otherwise meet the requirements of Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being substantially uncertain.  The Committee may determine that such Performance Awards or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards or Annual Incentive Awards.  Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

14.4.     Business Criteria

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards or Annual Incentive Awards: (a) total stockholder return; (b) net income; (c) net operating income; (d) funds from operations; (e) funds from operations multiple; (f) pretax earnings; (g) earnings before interest expense, taxes, depreciation and amortization; (h) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (i) operating margin; (j) earnings per share; (k) return on equity; (l) return on capital; (m) return on investment; (n) operating earnings; (o) working capital; (p) ratio of debt to stockholders’ equity, (q) revenue; (r) market capitalization; (s) market capitalization as defined by the Company’s line of credit; (t) growth in funds from operations; (u) growth in net operating income; (v) return on investment capital; and (w) tenant sales.

14.5.     Timing For Establishing Performance Goals; Award Pools; Form of Settlement of Awards

In the case of Awards intended to qualify as Performance-Based Compensation, performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for Performance-Based Compensation under Section 162(m).

(a)           Performance Award or Annual Incentive Award Pool.  The Committee may establish a Performance Award or Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards or Annual Incentive Awards.

(b)           Settlement of Performance Awards or Annual Incentive Awards.  Settlement of such Performance Awards or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee.

(c)           Other Terms.  The Committee may, in its discretion, reduce or, in the case of Awards not intended to qualify as Performance-Based Compensation, increase the amount of a settlement otherwise to be made in connection with such Performance Awards or Annual Incentive Awards.  The Committee shall specify the circumstances in which such Performance Awards or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period.

14.6.     Written Determinations

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify as Performance-Based Compensation To the extent permitted or otherwise required to comply with Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

14.7.     Status of Awards Under Section 162(m)

Performance Awards and Annual Incentive Awards granted to persons who are determined by the Committee as likely to be Covered Employees within the meaning of

Section 162(m) shall, if intended by the Committee to qualify as Performance-Based Compensation, be administered in a manner consistent with Section 162(m).  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year.  If any provision of the Plan or any agreement relating to Performance Award or Annual Incentive Award intended to qualify as Performance-Based Compensation does not comply or is inconsistent with the requirements of Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.           PARACHUTE LIMITATIONS

Notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding heretofore or hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), if the Grantee is a “disqualified individual” within the meaning of Section 280G(c) of the Code, a Grantee’s Award shall be reduced to the extent any payments under such Award (whether alone or in combination with any other payment (an “Other Payment”) under the Plan or otherwise) would constitute an “excess parachute payment” under Section 280G of the Code, but only to the extent the after-tax value of amounts received by such Grantee after application of the above reduction would exceed the after-tax value of the amounts received without application of such reduction.

If a Grantee is eligible to receive Other Payments pursuant to one or more Company plans or agreements that have similar Section 280G reduction provisions, all such provisions shall be taken into account in determining whether application of a Section 280G reduction would be advantageous to the Grantee.

If a reduction is ultimately determined to be advantageous pursuant to this Section 15, the Board shall identify the benefit that will be reduced and shall promptly inform the Grantee of the specific basis for the reduction and extent of such reduction, and shall also provide the Grantee with the relevant Section 280G calculations that were the basis for its determination.

16.           REQUIREMENTS OF LAW

16.1.     General

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations.  If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary, appropriate or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award.  Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act and such exemption has been fully complied with.  Any determination in this connection by the Board shall be final, binding, and conclusive.  The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act.  The Company shall not be obligated to take any affirmative action to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority.  As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.     Rule 16b-3

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act.  To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan.  In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary, appropriate or desirable to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.           EFFECT OF CHANGES IN CAPITALIZATION; CHANGE IN CONTROL

17.1.     Changes in Capitalization

If (a) the number of outstanding shares of Stock, Partnership Units or Profits Interests is increased or decreased or the shares of Stock, Partnership Units or Profits Interests are changed into or exchanged for a different number or kind of shares, units or other securities of the Company or Limited Partnership, as applicable, on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, units or interests, exchange of shares, units or interests, stock dividend or other distribution payable in capital stock or units, extraordinary cash dividend, or other increase or decrease in such shares, Partnership Units or Profits Interests effected without receipt of consideration by the Company or Limited

Partnership, as applicable, occurring after the Effective Date, or (b) there is any change in applicable laws or any change in circumstances that would result in any substantial dilation or enlargement of rights granted hereunder or (c) for any other reason that the Board, in its sole discretion, determines warrants equitable adjustment because it interferes with the intended operation of the Plan, the number and kinds of shares, Partnership Units, Profits Interests or other interests or characteristics of other Awards for which grants of Options and other Awards may be made under the Plan may be adjusted proportionately and accordingly as determined by the Board.  In addition, the number and kind of shares, Partnership Units, Profits Interests and other interests or characteristics of other Awards for which Awards are outstanding may be adjusted proportionately and accordingly as determined by the Board so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share.  The conversion of any convertible securities of the Company shall not be treated as an increase in shares affected without receipt of consideration.  In addition, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets without receipt of consideration by the Company, the Board may, in such manner as the Board deems necessary, appropriate or desirable, adjust (i) the number and kind of shares Partnership Units, Profits Interests and other interests or characteristics of other Awards subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.  Notwithstanding the foregoing, in the case of any Award that is intended to qualify as Performance-Based Compensation, any such adjustments shall be made in a manner and only to the extent they will not prevent such qualification.

17.2.     Change in Control

Except to the extent otherwise specified in an Award Agreement, in the event of a Change in Control, the Board may take one or more of the following actions:

(a)           provide that immediately prior to the occurrence of such Change in Control (or for a period of 15 days prior to the occurrence of such Change in Control with respect to Options and SARs) all outstanding Awards shall become fully vested, and all restrictions and conditions applicable to such Awards shall lapse and (if the Board so determines) all such Awards shall become payable in full; and/or

(b)           elect to cancel any outstanding Awards and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash and/or securities (as determined by the Board) having a value (as determined by the Board, in its sole discretion acting in good faith), in the case of Restricted Stock, Stock Units or Partnership Units, equal to the formula or fixed price per share paid to holders of shares of Stock or Limited Partnership interests multiplied by the vested and/or unvested (as determined by the Board) number of shares of Restricted Stock, Stock Units or Partnership Units and, in the case of Options or SARs, equal to the product of the number of shares of vested and/or unvested (as determined by the Board) Stock subject to the Option or SAR multiplied by the amount, if any, by which (i) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (ii) the Option Price or

SAR Exercise Price applicable to such Award shares and in the case of other Awards, as the Board determines, in its sole discretion acting in good faith, to be appropriate; and/or

(c)           to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of outstanding Awards, or for the substitution for such Awards of new economically equivalent awards relating to the stock or other ownership interests of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares or partnership units of the successor and option and stock appreciation right exercise prices, provide that the Plan Awards, as adjusted, or such new awards, theretofore granted, shall continue in the manner and under the terms so provided; and/or

(d)           determine the effect of a Change in Control upon Awards other than Options, SARs, Restricted Stock, Stock Units and Partnership Units and take such other action as the Board determines, in its sole discretion acting in good faith, to be appropriate with respect to such Awards; and/or

(e)           take no action with respect to outstanding Awards.

The manner of application of the above provisions shall be in the sole discretion of the Board and the Board may treat different Awards and different classes of Awards differently.  The Board shall provide adequate prior notice to Award holders of the action to be taken upon a Change in Control.  No fractional shares, or other securities, shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.  The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1 and 17.2.

17.3.     No Limitations on Company

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.           GENERAL PROVISIONS

18.1.     Disclaimer of Rights

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company.  In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate.  The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein.  The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.     Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3.     Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the payment of any cash, issuance of shares of Stock, units or interests or upon the exercise of an Option.  At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or the Affiliate, as the case may be, all amounts that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.  Notwithstanding the preceding sentence, subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (a) by causing the Company or the Affiliate to withhold cash, shares of Stock or other securities or interests underlying the Award otherwise issuable to the Grantee or (b) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee; provided, however, that. the maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.  Any such approval may be set forth in an Award Agreement or separately following the grant of an Award.  The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations.  The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined.  A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

18.4.     Captions

The use of captions in the Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5.     Other Provisions

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6.     Number and Gender

With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7.     Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.     Governing Law

The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

*    *    *

To record the adoption of the Plan by the Board as of April 22, 2004, and approval of the Plan by the stockholders on June 10, 2004, and the amendment and restatement of the Plan by the Board on May 18, 2005, but effective as of the Effective Date, to incorporate certain clarifications and corrections, the Company has caused its authorized officer to re-execute the Plan on the date set forth below.

THE MILLS CORPORATION

By:
Title:
Date: